                                                                     EXHIBIT 4.1
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                 SECOND AMENDED AND RESTATED REGISTRATION RIGHTS
                                    AGREEMENT

                                  BY AND AMONG

                                ARC IV REIT, INC.

                                       AND

   THE PARTIES LISTED ON EXHIBIT A, EXHIBIT B, EXHIBIT C AND EXHIBIT D HERETO

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                            DATED AS OF APRIL 8, 2002

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                                          TABLE OF CONTENTS

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         1.       Definitions.......................................................................2

         2.       Amendment and Restatement of Previous Registration

                           (e)      Expiration of Partnership Unit Holder

                                                  i

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                           (i)      Recapitalizations, Exchanges Affecting the Registrable

                                              EXHIBITS

Exhibit A                  Subscribers
Exhibit B                  Original Investors
Exhibit C                  Reorganization Shareholders
Exhibit D                  Partnership Unit Holders

                                       ii

                 SECOND AMENDED AND RESTATED REGISTRATION RIGHTS
                                    AGREEMENT

     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this
"Agreement"), dated as of April 8, 2002, is by and among ARC IV REIT, Inc., a
Maryland corporation (the "Company") and the parties listed on Exhibit A (the
"Subscribers"), Exhibit B (the "Original Investors"), Exhibit C (the
"Reorganization Shareholders") and Exhibit D (the "Partnership Unit Hold ers")
hereto, as amended from time to time. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1 hereof.

     WHEREAS, the Company and the Original Investors entered into a subscription and stock purchase agreement, dated as of September 30, 1998, pursuant to which the Company agreed to issue and sell, and the Original Investors agreed to purchase, shares of Common Stock (the "1998 Subscription Agreement");

     WHEREAS, in connection with the execution of the 1998 Subscrip tion
Agreement, the Company and the Original Investors executed a Registration Rights
Agreement, dated as of September 30, 1998 (the "Original Agreement");

     WHEREAS, the Company and the Subscribers entered into a sub scription and stock purchase agreement, dated as of August 9, 2000 (as amended, the "2000
Subscription Agreement") pursuant to which the Company agreed to issue and sell, and the Subscribers agreed to purchase, for $11.70 per share, up to 14,427,350 shares of Common Stock for an aggregate purchase price, if all such shares are issued and sold, of approximately $168.8 million;

     WHEREAS, concurrently with the execution of the 2000 Subscription
Agreement, the Company and the Subscribers amended and restated the Original
Agreement (as amended and restated, the "First Amended and Restated Registration
Rights Agreement") to modify certain of its terms and add Capital ARC Holdings,
LLC f/k/a UBS Capital ARC Holdings, LLC ("UBS") and The Travelers Indemnity
Company ("Travelers") as parties thereto;

     WHEREAS, the Company and certain of its affiliates have entered into an
Agreement and Plan of Reorganization, dated as of April 6, 2002 (as may be amended, the "Reorganization Agreement") which provides for certain reorganiza tion transactions involving the Company and certain of its affiliates
(collectively, the "Reorganization");

     WHEREAS, in connection with the Reorganization (i) the Company will issue additional shares of Common Stock which will be distributed to the
Reorganization Shareholders, and (ii) ARC IV will issue Partnership Units to the
Partnership Unit Holders, which Partnership Units will be redeemable in exchange for, at the Company's election, shares of Common Stock;

     WHEREAS, the parties hereto desire to amend and restate the First Amended and Restated Registration Rights Agreement to modify certain of its terms and add the Reorganization Shareholders and the Partnership Unit Holders as parties hereto;

     WHEREAS, the First Amended and Restated Registration Rights Agreement
provided that such agreement could be amended only upon the written consent of the Company and the holders of a majority of the Registrable Securities under the First Amended and Restated Registration Rights Agreement;

     WHEREAS, this Agreement has been executed by the Company and the holders of a majority of the Registrable Securities under the First Amended and Restated
Registration Rights Agreement; and

     WHEREAS, this Agreement shall be of no force or effect until the Effective
Date, and upon consummation of the Reorganization on such date, this Agreement shall be in full force and effect and the First Amended and Restated
Registration Rights Agreement shall be deemed amended and restated in its entirety hereby.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and suffi ciency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Definitions. As used herein, the following terms shall have the following meanings:

     "Aggregate Offering Price" means an amount equal to the product of (i) the
Average Closing Price and (ii) the aggregate number of Registrable Securities held by a Demand Party in respect of which such demand for registration is being made.

     "ARC IV" means Affordable Residential Communities IV, LP, a Delaware limited partnership.

                                        2

     "ARC IV Partnership Agreement" means the Agreement of Limited Partner ship of ARC IV, dated as of the Effective Date, by and between the Company, as general partner, and ARC LLC, as special limited partner, as amended from time to time.

     "ARC LLC" means Affordable Residential Communities L.L.C., a Delaware limited liability company.

     "Average Closing Price" means, with respect to any Registrable Security, the average of the closing sale prices of such Registrable Security as reported on a national securities exchange or quoted on The Nasdaq Stock Market during the Valuation Period.

     "Business Day" means any calendar day which is not a Saturday, Sunday or a day on which banks in the State of New York are generally closed for regular business.

     "Common Stock" means the common stock, $0.01 par value per share, of the
Company.

     "Demand Party" means any Holder or Holders that, either individually or in the aggregate with all other Holders with whom or on whose behalf it is acting to demand registration, holds not less than 9% of the class of Registrable
Securities in respect of which such demand for registration is being made, provided, however, that in no event shall any Partnership Unit Holder (a)
comprise all or part of any Demand Party hereunder or (b) otherwise have any right, either alone or with any other Holder or Holders, to request registration pursuant to Section 3(a)(i) of this Agreement.

     "Effective Date" means the date of consummation of the transactions contem plated by the Reorganization Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Holder" means the Subscribers, the Original Investors, the Reorganization
Shareholders, the Partnership Unit Holders and any transferee which is or becomes the beneficial owner of Registrable Securities. For purposes of determining the number of Registrable Securities held by a Holder, for purposes of this Agreement but not for any other purpose, any holder of record of a
Warrant shall be deemed to be a Holder of the number of shares of Common Stock underlying such Warrants.

                                      3

     "Nassau" means, collectively, Nassau Capital Partners II, L.P., Nassau
Capital Fund L.P. and NAS Partners I, L.L.C.

     "Partnership Unit" shall have the meaning assigned to such term in the ARC
IV Partnership Agreement.

     "Partnership Unit Holders" means the Person listed on Exhibit D hereto.

     "Person" means an individual, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity or a government or any agency or political subdivision thereof.

     "Qualified Public Offering" means the completion of the sale of shares of
Common Stock, whether by the Company and/or for the account of one or more stockholders of the Company, pursuant to an effective registration statement under the Securities Act (other than a special purpose registration statement such as an S-8 or an S-4) in which the aggregate gross proceeds of such sale, together with the aggregate gross proceeds of any such underwritten public offerings previously completed, equal or exceed $100,000,000, provided that after the completion of such sale the shares of Common Stock are listed on a national securities exchange or are authorized for quotation on The Nasdaq Stock
Market.

     "Registrable Securities" means (i) shares of Common Stock issued (A) to the
Original Investors from time to time pursuant to the 1998 Subscription
Agreement, (B) to the Subscribers from time to time pursuant to the 2000
Subscription Agree ment, (C) upon exercise of the Warrants, (D) upon completion of the transactions contemplated by the Reorganization Agreement (including any such shares distrib uted to any member of ARC Holdings Limited Liability Company upon its liquida tion) but not including any shares issued or issuable pursuant to any management incentive plan (including, but not limited to, the "Plan" as defined in the Offering Memorandum/Proxy Statement (as defined in the
Reorganization Agreement)) and (E) upon redemption of any Partnership Unit issued by ARC IV to a Partnership Unit Holder upon completion of the transactions contemplated by the Reorganization Agreement, (ii) any shares of stock of the Company or any successor corporation issued or issuable in respect of the Common Stock referred to in clause (i) above, whether by way of a split of interests or dividends or in connection with a combina tion of such Common
Stock, recapitalization, merger, consolidation or other reorga nization or otherwise, and (iii) Warrants; provided, however, that such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the
Securities Act and

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such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule
144 (or any successor provisions) under the Securities Act, (iii) they shall have been other wise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification under the Securities Act or any state securities or blue sky law then in force,
(iv) they shall have ceased to be outstanding, or (v) solely with respect to the shares of Common Stock covered by clause (i)(E) above, the "shelf" registration statement with respect to such shares contemplated by Section 8.8 of the ARC IV
Partnership Agreement shall have become effective under the Securities Act in accordance with the provisions of such Section 8.8, after which time the securities covered by clause (i)(E) above shall no longer be Registrable
Securities (except as otherwise provided in Section 4(e)).

     "Registration" means any registration of the securities of the Company under the Securities Act, including without limitation, any Demand Registration or Piggy back Registration, pursuant to the terms of this Agreement.

     "Registration Expenses" means all expenses incurred or incident to the
Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees (including any such fees paid or payable to the National Association of Securities Dealers, Inc., any stock exchange or The Nasdaq Stock Market), fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disburse ments of counsel for the Company and all independent certified public accountants (including the costs of any accountants' "comfort letters"), underwriters (excluding underwriting discounts and commissions with respect to any Registrable Securities) and other Persons retained by the
Company.

     "Reorganization Shareholders" means the Persons listed on Exhibit C hereto.

     "Rule 144" means Rule 144 under the Securities Act (or any similar rule then in force).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                                        5

     "Valuation Period" means the thirty (30) consecutive trading days during which the applicable Registrable Security is traded on a national securities exchange or quoted on The Nasdaq Stock Market ending on the calender day immediately prior to the date a Demand Party requests a Demand Registration.

     "Violation" means any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, preliminary prospectus or any amendment or supple ment thereto, in light of the circumstances under which they were made) not mislead ing.

     "Warrants" means the warrants to purchase an aggregate of 1,250,000 shares of Common Stock granted to the Original Investors prior to the date of the First
Amended and Restated Registration Rights Agreement.

     2. Amendment and Restatement of Previous Registration Rights Agreements.
(a) This Agreement amends and restates the Amended and Restated Registration
Rights Agreement dated as of August 9, 2000, by and among (a) the Company, (b)
Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas
H. Lee Charitable Investments Limited Partnership, Thomas H. Lee Investors
Limited Partnership (collectively, together with Thomas H. Lee Foreign Fund
IV-B, L.P., "THL"), (c) certain other persons or entities listed on the signature pages thereto, (d) ARC LLC, (e) Travelers, (f) UBS, and (g) the other individuals listed as parties thereto.

          (b) This Agreement shall be of no force or effect until the Effec tive
     Date, and upon consummation of the Reorganization on such date, this Agree ment shall be in full force and effect and the First Amended and Restated
     Registra tion Rights Agreement shall be deemed amended and restated in its entirety hereby.

     3. Demand Registrations.

          (a) Requests for Registration.

                    (i) At any time and from time to time after the closing of a
               Qualified Public Offering, a Demand Party may request
               registration, whether underwritten or otherwise, under the
               Securities Act of all or part of such Demand Party's Registrable
               Securities (other than Warrants and the Common

                                        6

          Stock underlying such Warrants) in an amount equal to not less than the lesser of (A) 25% of the total number of Registrable Securities held by each Holder (each of Nassau and THL shall be deemed to be one
          Holder for purposes of this clause (A)) comprising such Demand Party of the class in respect of which such demand for registration is being made and (B) $100,000,000 in Aggregate Offering Price of Registrable
          Securities. Each such request for a registration shall specify the approximate number and class of Registrable Securities requested to be registered and the anticipated per share price range for such offering.

               (ii) Within ten (10) days after receipt of any such request for a registration, the Company will give written notice (a "Demand Notice")
          of such requested registration (including the number of Registrable
          Securities included and the possible intended methods of disposition thereof) to all other Holders of Registrable Securities, if any
          (including, in the case of a Demand Registration involving Common
          Stock, all Partnership Unit Holders for purposes of this Section
          3(a)(ii) but subject to Section 4(e) hereof and all applicable restrictions and limitations on the redemption of Partnership Units set forth in the ARC IV Partnership Agreement, in order to afford such
          Holders the opportunity to participate in such Demand Registration through a redemption of Partnership Units in exchange for shares of
          Common Stock to be sold in the related offering), and will include
          (subject to the provisions of this Agreement) in such registration all
          Registrable Securities of the same class as the securities being registered with respect to which the Company has received written requests from any other Holders for inclusion therein within 20 days after the receipt of the Demand Notice, provided, however, that (A) if such Demand Registration involves an underwritten offering, all
          Holders of Registrable Securities requesting to be included in such registration must sell their Registrable Securities to the underwriters on the same terms and condi tions as apply to the Demand
          Party, and each such Holder (including Partner ship Unit Holders who request to be included in such registration) shall, if requested by the underwriters, enter into a customary holdback agreement with respect to such Holder's Registrable Securities as contemplated by
          Section 5(a) hereof, and (B) it shall be a condition to the participation by any Partnership Unit Holder in any such Demand
          Registration that no provision of the ARC IV Partnership Agreement shall prohibit or restrict the redemp tion by such Partnership Unit
          Holder of any Partnership Units as to which such Partnership Unit
          Holder has made a request hereunder for inclusion in such Demand
          Registration and that (1) in the case of an underwritten offer ing, such Partnership Unit Holder shall have delivered to ARC IV a notice of

                                        7

          redemption, together with the certificates evidencing the Partnership
          Units to be converted into the Registrable Securities to be included in such offering (the "Redemption Notice Package") not less than five
          (5) Business Days prior to the closing date of such offering, and (2)
          in the case of any other offering, such Partnership Unit Holder shall have delivered to ARC IV a Redemption Notice Package a reasonable time prior to the proposed sale of such Holder's Registrable Securities in such offering, as determined by the Company.

               (iii) All registrations requested pursuant to this Section 3(a)
          are referred to herein as "Demand Registrations."

     (b) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Holders of 51% of the Registrable
Securities requested to be registered and (ii) as shall permit the disposi tion of such Demand Party's Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. If, in connection with any Demand Registration which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such Demand Registration shall be on such other permitted form.

     (c) [Reserved]

     (d) Priority on Demand Registrations. If a Demand Registration is an
underwritten offering and the managing underwriters advise in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold therein without materially and adversely affecting the marketability of the offering, the amount of Registrable Securities to be sold pursuant to such registration shall be allocated pro rata among the Holders of Registrable
Securities desiring to participate in such registration on the basis of the amount of such Registrable Securities re quested to be registered by such
Holders.

     (e) Limits on Demand Registrations. The Holders of Registrable Securities
shall not be entitled to request more than one (1) Demand Registration during any six-month period.

                                        8

     (f) Restrictions on Demand Registrations. Notwithstanding anything to the contrary contained herein:

          (i) the Company shall not be obligated to effect (A) any Demand
     Registration within six months after the effective date of the Com pany's initial public offering or any previous Demand Registration or (B) any
     Demand Registration that would cause the Company to violate Section 5(b) of this Agreement;

          (ii) the Company shall not be required to effect a registra tion of
     Registrable Securities pursuant to this Section 3 if it shall have delivered to the Demand Party a written opinion of counsel to the Company of recognized national standing reasonably acceptable to the Holders to the effect that the disposition of the Registrable Securities with respect to which such demand has been made shall not require registration under the
     Securities Act or any state securities or blue sky law then in force; and

          (iii) the Company may postpone or withdraw for a reason able period, not to exceed ninety (90) days (subject to extension for up to 45 additional days by a vote of a majority of the members of the Company's
     Board of Directors), the filing or the effectiveness of a registration statement for a Demand Registration if based on the good faith judgment of a majority of the members of the Company's Board of Directors and on advice of counsel, such postponement or withdrawal is necessary in order to avoid premature disclosure of: (1) a matter that the Board of Directors has deter mined would not be in the best interest of the Company to be disclosed at such time or (2) a material fact the disclosure of which would have a material adverse effect on any proposal or plan by the Company or any of its subsid iaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction; provided, however, that in no event shall the Company withdraw a registration statement after such registration statement has been declared effective; provided further, however, that, to the extent applicable, such postponement or withdrawal period shall terminate upon the completion or abandonment of the acquisition of assets, merger, consolidation, tender offer or other significant transaction to which such postponement or withdrawal relates. The Company shall be entitled to one (1) postponement or with drawal (including any extension thereof) in any 12 month period regardless of the number of days in such postponement or

                                        9

     withdrawal. The Company shall provide prompt written notice to the Holders of Registrable Securities initiating the request for such Demand
     Registration of (x) any postponement or withdrawal of the filing or effectiveness of a registration statement pursu ant to this paragraph, (y)
     the Company's decision to file or seek effectiveness of such registration statement following such postponement or withdrawal and (z) the effectiveness of such registration statement. If the Company so elects to postpone or withdraw a registration statement, such registration shall not count as one of the permitted Demand Registrations of the Holders who requested such registration.

     (g) Pre-emption of Demand Registration. Notwithstanding anything to the contrary contained herein, if at any time a Holder or Holders shall request a
Demand Registration pursuant to this Section 3, the Company may elect at that time to effect an underwritten primary registration if, based on the good faith judgment of a majority of the Company's Board of Directors, it would be in the best interests of the Company to access the public market to raise equity capital. If the Company elects to effect a primary registration after receiving such a request for a Demand Registration, the Company will give prompt written notice (and in any event within thirty (30) days after receiving such a request for a Demand Registration) to all Holders of Registrable Securities of the class to be registered of its intention to effect such a registration and shall afford such Holders rights to Piggyback Registra tions contained in Section 4 hereof, except that if the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering, the provisions of Section 4(c) hereof shall not apply to such offering, and instead the Company shall include in such registration the maximum number of securities which such underwriters advise can be sold in such offering allocated
(x) first, equally (as opposed to pro rata) among the Company, on the one hand, and the Holders as a group, on the other hand (and reallocated among such
Holders pro rata on the basis of the number of securities requested to be registered by such Holders), until either the Company or the Holders as a group have been allocated the full number of securities requested to be included in such registration by the Company or the Holders, as the case may be, (y) second, to either the Company or the Holders as a group (and reallocated among such holders pro rata on the basis of the number of securities requested to be registered by such Holders), as the case may be, to the extent that such party was not allocated the full number of its requested securities pursuant to clause
(x) above, until the Company or the Holders as a group, as the case may be, have been allocated the full number of securities requested to be included in such registration, and (z) third, to the holders of all other

                                       10

securities requested to be included in such registration pro rata among such holders on the basis of the number of securities requested to be registered by such holders. In the event that the Company so elects to effect such a primary registration after receiving a request for such a Demand Registration, such registration shall not count as one of the permitted Demand Registrations of the
Holders who requested such registration.

     (h) Selection of Underwriters. In the case of a Demand Registra tion for an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which invest ment banker(s) and manager(s) will be nationally recognized. The Company may select a nationally-recognized co-manager to participate in the offering if the
Com pany is offering any securities in the offering.

     (i) Shelf Registration of Warrants. From and after such time as the Company shall receive a request by any Holder or Holders for a Demand Regis tration under Section 3(a) of this Agreement, THL may request the Company to file a
"shelf" registration statement on an appropriate registration statement form
(which form shall be Form S-3 if Form S-3 is available to the Company) under the
Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Warrants constituting Registrable
Securities (including all shares of Common Stock issuable upon exercise of the
Warrants) pursuant to Rule 415 under the Securities Act (such shelf registration statement, and all supplements and amendments thereto, and any other registration statement necessary to implement the intent of this paragraph, the
"Shelf Registration Statement"). Following its receipt of any such request, the
Company shall file such Shelf Registration Statement as promptly as is practicable and shall use its best efforts to keep the Shelf Registra tion
Statement effective in order to permit the prospectus forming a part thereof to be usable by the Holders of the Warrants for the sale of the Warrants and, upon their sale, to cover (if permitted by applicable law and by the SEC) the issuance of shares of Common Stock upon any exercise thereof, until all of the
Warrants (including all shares of Common Stock issuable upon exercise of the
Warrants) registered thereun der have been distributed (or issued in the case of the Common Stock underlying the Warrants) as contemplated thereby but, with respect to the Warrants, not later than the third anniversary of the date the
Shelf Registration Statement is declared effective by the SEC; provided, however, that THL may only sell Warrants (or Common Stock acquired upon exercise of the Warrants after the effective date of the Shelf Registra tion Statement)
pursuant to the Shelf Registration Statement on or after such time as other
Registrable Securities are

                                       11

sold by other Holders pursuant to an effective Registration Statement hereunder, and only in such amounts which, when the Common Stock underlying such Warrants and Common Stock acquired upon exercise of the Warrants after the effective date of the Shelf Registration Statement taken together with the other Registrable
Securities being sold at such time by THL under such other Registration
Statement, does not exceed the maximum amount of Registrable Securities that THL would be permitted to sell pursuant to such other Registration Statement at such time. The foregoing notwithstanding, the Company shall have the right in its sole discretion, based on any valid business purpose (including, without limitation, to avoid the disclosure of any material non-public information that the Company is not otherwise obligated to disclose), to suspend the use of the
Shelf Registration Statement for a reasonable length of time (a "Delay Period")
and from time to time; provided that the aggregate number of days in all Delay
Periods occurring in any period of twelve consecutive months shall not exceed 90 days. The Company shall provide written notice to each Holder of Warrants covered by the Shelf Registration Statement of the beginning and the end of each
Delay Period and such Holders shall cease all disposition efforts with respect to all Warrants held by them immediately upon receipt of notice of the beginning of any Delay Period and shall maintain in confidence the fact that such notice has been provided by the Company. Other than as set forth in this paragraph (i), the Holders of Warrants shall not have any registration rights with respect to the Warrants (or the Common Stock underlying such Warrants) under this
Agreement.

     4. Piggyback Registrations.

     (a) Right to Piggyback. Whenever the Company proposes to register any securities (the "Priority Securities") under the Securities Act (other than pursuant to (1) a Demand Registration, for which "piggyback" rights are provided in Section 3 hereof, (2) a registration of the issuance by the Company, or the resale by any holder of Partnership Units, of any securities of the Company issued upon redemption of such Partnership Units, (3) a registration statement on Form S-8 or Form S-4 or any similar form or (4) a registration the primary purpose of which is to register debt securities), and a registration form to be used in such registration may be used for the registration of Registrable
Securities of the same class (a "Piggyback Registration"), the Company shall give prompt written notice (a "Piggyback Notice") to all Holders of Registrable
Securities of such class (including, in the case of a Piggyback Registration involving Common Stock, all Partnership Unit Holders for purposes of this
Section 4 but subject to Section 4(e) hereof and all applicable restrictions and limitations on the redemption of Partnership Units set forth in the ARC IV
Partnership Agreement, in order to afford such Holders the opportunity to participate in such Piggyback Registration through a redemption of Partnership
Units

                                       12

in exchange for shares of Common Stock to be sold in the related offering) of its intention to effect such a registration. Subject to Section 4(c) and 4(d), the Company shall include in any such registration by it all Registrable
Securities of the same class as the securities being registered with respect to which it has received written requests for inclusion therein from the Holders thereof within 20 days after the receipt of the Company's Piggyback Notice;
provided, however, that (A) if such Piggyback Registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in such registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, and each such Holder (including Partnership Unit Holders who request to be included in such registration) shall, if requested by the underwriters, enter into a customary holdback agreement with respect to such
Holder's Registrable Securities as contemplated by Section 5(a) hereof, (B) if, at any time after giving written notice pursuant to this Section 4(a) of its intention to register any Priority Securities and prior to the effective date of the registration statement filed in connection with such registration, the
Company shall determine for any reason not to register such Priority Securities, the Company shall give written notice to all Holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable
Securities in connection with such registration (without prejudice, however, to rights of Holders of Registrable Securities under Section 3), (C) in the event of the initial public offering by the Company of shares of Common Stock, the
Company may determine, in its sole and absolute discretion, that such registered offering shall not constitute a Piggyback Registration for purposes of this
Section 4 only, and in the event of such a determination no Holder shall have any rights under this Section 4 with respect to such offering, and (D) it shall be a condi tion to the participation by any Partnership Unit Holder in any such
Piggyback Registration that no provision of the ARC IV Partnership Agreement shall prohibit or restrict the redemption by such Partnership Unit Holder of any
Partnership Units as to which such Partnership Unit Holder has made a request hereunder for inclusion in such Piggyback Registration and that (1) in the case of an underwritten offering, such Partnership Unit Holder shall have delivered to ARC IV a Redemption Notice Package not less than five (5) Business Days prior to the closing date of such offering, and (2) in the case of any other offering, such Partnership Unit Holder shall have delivered to ARC IV a Redemption Notice
Package a reasonable time prior to the proposed sale of such Holder's
Registrable Securities in such offering, as deter mined by the Company.

     (b) [Reserved].

                                                 13

     (c) Priority on Primary Registrations. If a Piggyback Registration is an
underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering, the Company shall include in such registration (i) first, all Priority Securities the Company proposes to sell,
(ii) second, the Registrable Securities pro rata among the Holders of such
Registrable Securities on the basis of the number of such securities requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such securities requested to be regis tered by such holders.

     (d) Priority on Secondary Registrations. If a Piggyback Registra tion is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering, the Company shall include in such registration
(i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of such securities requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such securities requested to be registered by such holders.

     (e) Expiration of Partnership Unit Holder Piggyback Rights. Notwithstanding
anything to the contrary contained herein, the Partnership Unit Holders shall have no rights under Section 3(A)(ii) and this Section 4 with respect to any
Demand Registration or Piggyback Registration the Demand Notice or Piggy back
Notice for which was provided by the Company on or after the date that the
"shelf registration statement" contemplated by Section 8.8 of the ARC IV
Partnership Agreement has become effective under the Securities Act in accordance with the provisions of such Section 8.8.

     5. Holdback Agreements.

     (a) In connection with any Demand Registration or Piggyback Registration involving an underwritten offering, each Holder of Registrable

                                       14

Securities hereby agrees, at the request of the underwriters, to enter into a customary holdback agreement with respect to such Holder's Registrable
Securities, provided, however, that the terms of such holdback agreement shall be no less favorable than any holdback agreement executed by any other holders of securities of the Company in connection with such underwritten offering. The
Company agrees to use its reasonable best efforts to cause such underwriters to agree in the underwriting agreement to notify in writing all Holders of
Registrable Securities who have executed a holdback agreement in connection with such offering of any agreement by such underwriters to release any Holder of
Registrable Securities from any such holdback agreement at least five (5)
Business Days in advance of such release.

     (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 90-day period beginning on the effective date of any underwritten Demand
Registra tion (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii)
to use its reasonable efforts to cause each holder of Registrable Securities and each other holder of at least 5% (on a fully diluted basis) of equity securities of the Company, respectively, or any securi ties convertible into or exchangeable or exercisable for such equity securities, purchased from the
Company at any time after the date hereof (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     6. Registration Procedures. Whenever the Holders of Registrable Securities
have requested that any Registrable Securities be registered pursuant to this
Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities (in the case of a Demand
     Registration, no later than forty-five (45) days after the receipt of the request for registra tion) and use its best efforts to cause such registration statement to become effective as promptly as practicable after filing; provided, that before filing a registration statement or prospectus or any amendments or

                                       15

     supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed;
     provided further, that no such registration statement or prospectus or amendment or supplement thereto shall be filed unless the Holders of
     Registrable Securities to be included in such registration statement and, if the offering is an underwritten offering, counsel to the underwriters, have had a reasonable opportunity to provide comments thereon; provided further, that the Holders of the Registrable Securities shall have provided their comments promptly follow ing their receipt of such registration statement or prospectus or amendment or supplement thereto;

          (b) (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connec tion therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provi sions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and (ii) use its best efforts to have such supplements or amendments declared effective, if required, as soon as practicable after filing; provided, that no such amendment or supplement shall be filed unless the Holders of Registrable Securities to be included in such registration statement and, if the offering is an underwritten offering, counsel to the underwriters, have had a reasonable opportunity to provide comments thereon; provided further, that the Holders of the
     Registrable Securities shall have provided their comments promptly following their receipt of such amendment or supplement;

          (c) furnish to each seller of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement
     (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the
     Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable
     Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to

                                       16

     consummate the disposition in such jurisdictions of the Registrable
     Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii)
     subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

          (e) promptly notify each seller of such Registrable Securities of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circum stances under which they were made, not misleading, and promptly furnish to each seller of Registrable Securities, without charge, copies of such prospec tus supplement or amended prospectus;

          (f) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which securities of the same class issued by the Company are then listed and, if not so listed, use commercially reasonable efforts to cause such
     Registrable Securities to be authorized for quotation on the Nasdaq Stock
     Market or to be listed on a national securities exchange selected by the
     Company;

          (g) provide a transfer agent and registrar for all such Registrable
     Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form with customary indemnity and contribution obligations to the underwriters) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable
     Securities, any underwriter participating in any disposition pursuant to such

                                       17

     registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, members, advisors, employees and independent accountants of the
     Company to supply all information reasonably requested by any such seller, under writer, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (k) permit any Holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a control ling person of the Company, to participate in the preparation of such registra tion or comparable statement and to require the insertion therein of material, furnished to the Company, as the case may be, in writing, which in the reasonable judgment of such Holder and its counsel should be included;

          (l) promptly notify the selling Holders and the underwriters, if any, of the issuance or threatened issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdic tion and use its reasonable best efforts promptly to either obtain the prompt withdrawal of any such order that is issued or prevent the issuance of any such threatened order;

          (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable
     Securities;

          (n) obtain a "cold comfort" letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the underwriters
     or

                                       18

     Holders of a majority of the Registrable Securities being sold reasonably request;

          (o) provide an opinion of the Company's counsel in customary form and covering such matters of the type customarily covered by such an opinion as the underwriters or the Holders of a majority of the Registrable Securities being sold reasonably request and dated the date of the closing of the sale of Registrable Securities relating thereto;

          (p) to the extent recommended by the underwriters in any under written offering of Registrable Securities, cooperate with the selling Holders and the underwriters for such offering in the marketing of the Registrable
     Securities, including making its officers available to participate in such
     "road show" presentations and conference calls as the underwriters may reasonably request and making the Company's accountants, counsel, premises, books and records available for such purpose; and

          (q) promptly notify each Holder, and each underwriter (A) when a registration statement or any related prospectus or any amendment or supple ment has been filed, and, with respect to a registration statement or any amendment thereto, when the same has become effective or (B) of any request by the SEC for amendments or supplements to the registration statement or the related prospectus or for additional information.

If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, and if, in its sole and exclusive judgment, such Holder is or might be deemed to be a controlling
Person of the Company, as the case may be, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, as the case may be, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company, as applicable, an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

                                       19

     It shall be a condition precedent to the obligation of the Company to take any action with respect to any Registrable Securities pursuant to this Section 6 that the Holder thereof shall furnish to the Company such information regarding such Holder, the Registrable Securities and any other securities of the Company held by such Holder as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 6(e), such Holder will forthwith discontinue disposition of Registrable
Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(e), and, if so directed by the
Company such Holder will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such
Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the six-month period mentioned in Section 6(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6(e) to and including the date when each Holder of Registrable
Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(e).

     7. Registration Expenses.

     (a) All reasonable expenses incident to the Company's perfor mance of or compliance with this Agreement, including without limitation all Registration
Expenses of the Company and the Holders, will be borne by the Company, with respect to any registration, proposed or otherwise, of its securities; provided, however, that notwithstanding anything to the contrary contained herein, each
Holder shall bear and pay all underwriting discounts and commissions and all transfer taxes, if any, attributable to and/or payable in respect of any sale of
Registrable Securities by such Holder.

     (b) In connection with each Demand Registration and each Piggyback
Registration and any registration of Warrants or other Registrable Securi ties hereunder, the Company will also reimburse the Holders of Registrable Securi ties covered by or proposed (pursuant to the terms of this Agreement) to be included in such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities, regardless

                                       20

of whether such Registrable Securities are ultimately included in or sold pursuant to such registration.

     8. Indemnification.

     (a) The Company shall indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its respective partners, members, stockholders, officers and directors and each Person who controls such Holder
(within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any Violation and shall reim burse such Holder, partner, member, director, officer or controlling Person for any legal or other fees or expenses reasonably incurred by such Holder, director, officer or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the
Company by such Holder expressly for use in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, if such Holder participates as an underwriter in the offering or sale of Registrable Securities, to the extent that any such loss, claim, damage, liability or expense arises out of such Holder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, after the Company has furnished to such Holder a sufficient number of copies of same, to the Person asserting the existence of a Violation at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. In connection with an underwritten offering, the Company shall indemnify and hold harmless such under writers, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable
Securities; provided, however, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable
Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section
8(a) with respect to any preliminary prospec tus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or control ling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented
(including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished

                                       21

sufficient copies thereof to such underwriter. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party. Any amounts advanced by the indemnifying party to an indemnified party pursuant to this Section 8 shall be returned to the indemnifying party if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the indemnifying party.

     (b) In connection with any registration statement in which a Holder of
Registrable Securities is participating, each such Holder will furnish to the
Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company and its respective members, directors and officers and each Person who controls the
Company (within the meaning of the Securities Act), as applicable, against any losses, claims, dam ages, liabilities and expenses arising out of or based upon any Violation, but only to the extent that the untrue statement or omission constituting such Violation is contained in any information or affidavit so furnished in writing by such Holder expressly for use in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judg ment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                                      22

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, member, officer, director or controlling
Person of such indemnified party and will survive the transfer of securities.

     (e) If the indemnification required by this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 8:

          (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or ex penses reasonably incurred by such party in connection with the investigation or defense of such loss, claim, damage, liability or expense.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 8(e)(i). No
     Person guilty of fraudulent misrepresentation (within the meaning of
     Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 8 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section
8(e) except that no selling Holder shall be liable for any amount in excess of the net

                                       23

proceeds it receives in the offering which is the subject of the indemnification proceeding.

     (g) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have to the persons specified in Section 8(a) and the obligations of the selling Holders under this
Section 8 shall be in addition to any liability which such Persons may otherwise have to the Company. The remedies provided in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

     9. Participation in Underwritten Registrations. No Person may partici pate in any registration hereunder which is underwritten unless such Person (a)
agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Securities included in any underwritten registration pursuant to Section 3(a)(ii) or Section 4 hereof shall be required to make any representations or warranties to the Company (in connection with the registration of the Company's securities) or the underwriters other than representations and warranties (a) as are ordinarily given by a seller of securities with respect to such seller's authority to sell, the enforceability of agreements against such seller, such seller's good title in such securities and the interest in such securities to be acquired at closing by the buyer of such securities, and (b) regarding such Holder and such Holder's intended method of distribution; provided, further, that no Holder of
Registrable Securities included in any underwritten registration pursuant to
Section 3(a)(ii) or Section 4 hereof shall be required to provide any indemnification or contribution agreements other than to the same extent provided in Section 8.

     10. Rule 144 Reporting. With a view to making available to the holders of
Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registra tion, the Company agrees to use its best efforts to:

          (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the
     Securities Act, at all times after it has become subject to the reporting re quirements of the Exchange Act;

                                       24

          (b) file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and Exchange Act (after it has become subject to such reporting requirements);

          (c) so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the
     SEC allowing it to sell any such securities without registration; and

          (d) in connection with any sale, transfer or other disposition by any
     Holder of any Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such holder to facilitate the timely preparation and delivery of certificates representing the Registrable
     Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such name as the selling Holders may reasonably request in writing no more than three (3) Business Days after any sale of
     Registrable Securities; provided, that, if requested by the Company, such
     Holder shall have furnished to the Company an opinion of counsel reasonably satisfactory to the Com pany and the Company's counsel that registration of such Registrable Securi ties under the Securities Act is not required.

     11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or the day after sent if sent via a nationally recognized overnight courier, or upon written confirmation if sent via facsimile to any recipient (other than
Travelers, to whom facsimile transmission shall not be a valid means of notice under this Agreement). Such notices, demands and other communications will be sent to the address indicated below:

                                       25

         To the Company:

         ARC IV REIT, Inc.
         c/o ARC Holdings LLC
         600 Grant Street, Suite 900
         Denver, Colorado  80203
         Telecopy:  (303) 294-0085
         Attention:  Scott L. Gesell, Esq.

         To the Subscribers:

         At the address or facsimile number set forth on Exhibit A hereto

         To the Original Investors:

         At the address or facsimile number set forth on Exhibit B hereto

         To the Reorganization Shareholders:

         At the address or facsimile number set forth on Exhibit C hereto

         To the Partnership Unit Holders:

         At the address or facsimile number set forth on Exhibit D hereto

         In each case, with copies to each of:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York  10036
         Attention:  Fred B. White, III,  Esq.
         Facsimile No.:  (212) 735-2000

                                       26

         Hutchins, Wheeler & Dittmar,
         A Professional Corporation
         101 Federal Street
         Boston, Massachusetts  02110
         Attention:  James Westra, Esq.
         Attention:  Andrew M. Troop, Esq.
         Facsimile No.:  617-951-1295

         Paul, Hastings, Janofsky & Walker LLP
         75 East 55th Street
         New York, New York  10022
         Attention:  Frank T. Cannone, Esq.
         Facsimile No.:  (212) 319-4090

         Clifford Chance Rogers & Wells, LLP
         200 Park Avenue
         New York, New York  10166
         Attention: Larry P. Medvinsky, Esq.
         Facsimile No.:  (212) 878-8375

         Kirkland & Ellis
         Citicorp Center
         153 East 53rd Street
         New York, New York 10022-4675
         Attention:  Kirk Radke, Esq.
         Facsimile No.:  (212) 446-4900

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          12. Miscellaneous.

     (a) Other Registration Rights. The Company shall not grant to any holders of Common Stock or other equity securities of the Company any demand or piggyback registration rights with respect to any such securities that have priority over the demand and piggyback registration rights set forth in this
Agreement, provided, however, that the Company may agree to effect one or more
"shelf" registrations of the Common Stock issuable upon redemption of any
Partnership Units, whether outstanding on the Effective Date or thereafter, including the shelf

                                       27

registration statement contemplated by Section 8.8 of the ARC IV Partnership
Agreement.

     (b) No Inconsistent Agreements. The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

     (c) Remedies. Any Person having rights under any provision of this
Agreement (including any Original Investor, Subscriber, Reorganization Share
holder or Partnership Unit Holder) will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agree ment and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction
(without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of a majority of the Registrable
Securities (which for this purpose shall not include the Warrants but shall include the shares of Common Stock underlying any outstanding Warrants), pro vided, however, that any amendment or waiver of any provision of this Agreement which adversely affects the rights of any party to this Agreement shall be executed by each such party; provided further, however, that a grant by the
Company of demand and/or piggyback registration rights that do not have priority over the demand and piggyback registration rights granted to the Holders hereunder shall not be deemed to "adversely affect" the rights of any party to this Agreement.

     (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities.

     (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under

                                       28

applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (g) Counterparts. This Agreement may be executed simulta neously in two or more counterparts, any one of which need not contain the signa tures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (i) Recapitalizations, Exchanges Affecting the Registrable Securities. The
provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Securities, to any and all shares of stock of the Company or any successor or assign of the Company (whether by merger, consolida tion, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassifica tion, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

     (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     (k) Third Party Beneficiaries. Except with respect to the Partner ship Unit
Holders and the Original Investors, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                                    * * * * *

                                       29

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THOMAS H. LEE EQUITY                     THOMAS H. LEE FOREIGN
  FUND IV, L.P.                          FUND IV, L.P.

By:  THL Equity Advisors IV, LLC,        By:  THL Equity Advisors IV, LLC,
         its General Partner                      its General Partner

By:  Thomas H. Lee Partners, L.P.,       By:  Thomas H. Lee Partners, L.P.,
         its Managing Member                      its Managing Member

By:  Thomas H. Lee Advisors, LLC,        By:  Thomas H. Lee Advisors, LLC,
         its General Partner                      its General Partner

By:  /s/ Scott A. Schoen                 By:  /s/ Scott A. Schoen
     -------------------------                -------------------------
     Name:  Scott A. Schoen                   Name:  Scott A. Schoen
     Title: Principal Managing                Title: Principal Managing
            Director                                 Director

THOMAS H. LEE CHARITABLE                 THOMAS H. LEE INVESTORS
  INVESTMENTS LIMITED                      LIMITED PARTNERSHIP
  PARTNERSHIP
                                         By:  THL Investment Management
                                              Corp., its General Partner
By:  /s/ Thomas H. Lee
     -------------------------
     Name:  Thomas H. Lee
     Title: General Partner              By:  /s/ Scott A. Schoen
                                              -------------------------
                                              Name:  Scott A. Schoen
                                              Title:

THOMAS H. LEE FOREIGN
  FUND IV-B, L.P.

By: THL Equity Advisors IV, LLC,
        its General Partner

By: Thomas H. Lee Partners, L.P.,
        its Managing Member

By: Thomas H. Lee Advisors, LLC,
        its General Partner

By:  /s/ Scott A. Schoen
     -------------------------
     Name:  Scott A. Schoen
     Title: Principal Managing
            Director

THE TRAVELERS INDEMNITY
  COMPANY

By:  /s/ Thomas B. Karbowski
     -------------------------
     Name:  Thomas B. Karbowski
     Title: Principal Managing
            Director

CAPITAL ARC HOLDINGS, LLC

By:  /s/ Michael Greene
     -------------------------
     Name:  Michael Greene
     Title: Partner

                                            NASSAU CAPITAL PARTNERS II, L.P.

                                            By:  /s/ Randall A. Hack
                                                 -------------------------
                                                 Name:  Randall A. Hack
                                                 Title: Member

                                            NASSAU CAPITAL FUNDS L.P.

                                            By:  /s/ Andrew K. Golden
                                                 -------------------------
                                                 Name:  Andrew K. Golden
                                                 Title: President, Princeton
                                                        University Investment
                                                        Company

                                            NAS PARTNERS I, L.L.C.

                                            By:  /s/ Randall A. Hack
                                                 -------------------------
                                                 Name:  Randall A. Hack
                                                 Title: Member

ARC IV REIT, INC.

By:  /s/ Scott L. Gesell
     -------------------------
     Name:  Scott L. Gesell
     Title: Vice President

                       INDIVIDUAL INVESTOR SIGNATURE PAGE

                                     /s/ Albert F. Hummel
                                     --------------------------------
                                     ALBERT F. HUMMEL
                                     Executed by Scott D. Jackson on behalf of
                                     Albert F. Hummel pursuant to the Voting
                                     Agreement among Scott D. Jackson, Albert
                                     F. Hummel and others
                                     dated as of __________ __, 2002.

                                     MCMAHON INVESTMENT
                                        PARTNERSHIP, L.P.

                                     By:  /s/ T. Gordon McMahon
                                          ---------------------------
                                          Name:  T. Gordon McMahon
                                          Title: G.P.

                                     /s/ John Markham Green
                                     --------------------------------
                                     John Markham Green

                                     /s/ Gordon McMahon
                                     --------------------------------
                                     Gordon McMahon

                                     /s/ Eugene Mercy, Jr.
                                     --------------------------------
                                     Eugene Mercy, Jr.

                                     MERCY 1995 FAMILY TRUST

                                     By: /s/ Eugene Mercy, Jr.
                                         --------------------------------
                                         Name:  Eugene Mercy, Jr.
                                         Title: Trustee

                            MANAGEMENT SIGNATURE PAGE

                                        /s/ Matthew H. Briger
                                        ------------------------------
                                        Matthew H. Briger

                                        /s/ Scott L. Gesell
                                        ------------------------------
                                        Scott L. Gesell

                                        /s/ Scott D. Jackson
                                        ------------------------------
                                        Scott D. Jackson

                                        /s/ Stratton R. Smith
                                        ------------------------------
                                        Stratton R. Smith

                                        /s/ John G. Sprengle
                                        -----------------------------
                                        John G. Sprengle

                                        /s/ Scott Vanderhoofven
                                        -----------------------------
                                        Scott Vanderhoofven

                                        /s/ Nicholas Campbell
                                        -----------------------------
                                        Nicholas Campbell

                                        /s/ R. Haynes Chidsey
                                        -----------------------------
                                        R. Haynes Chidsey

                                    Exhibit A

Thomas H. Lee Equity Fund IV, L.P.        Thomas H. Lee Foreign Fund IV, L.P.
c/o Thomas H. Lee Company                 c/o Thomas H. Lee Company
75 State Street, Suite 2600               75 State Street, Suite 2600
Boston, Massachusetts  02109              Boston, Massachusetts  02109
Telecopy:  (617) 227-3514                 Telecopy:  (617) 227-3514
Attention: Todd Abbrecht                  Attention: Todd Abbrecht

Thomas H. Lee Charitable Investments      Thomas H. Lee Investors Limited
  Limited Partnership                       Partnership
c/o Thomas H. Lee Company                 c/o Thomas H. Lee Company
75 State Street, Suite 2600               75 State Street, Suite 2600
Boston, Massachusetts  02109              Boston, Massachusetts  02109
Telecopy:  (617) 227-3514                 Telecopy: (617) 227-3514
Attention: Todd Abbrecht                 Attention: Todd Abbrecht

Thomas H. Lee Foreign Fund IV-B, L.P.     The Travelers Indemnity Company
c/o Thomas H. Lee Company                 205 Columbus Blvd., 9PB
75 State Street, Suite 2600               Hartford, Connecticut 06083-2030
Boston, Massachusetts  02109              Attention: Real Estate Department,
Telecopy:  (617) 227-3514                            David Colangelo
Attention: Todd Abbrecht                             Investment No.: 12809

Capital ARC Holdings, LLC
c/o UBS Capital
299 Park Avenue
New York, New York  10171
Telecopy.: (212) 821-6333
Attention:  Michael Greene

                                    Exhibit B
                                   (ATTACHED)

                                    EXHIBIT C

Nassau Capital Partners II, L.P.               Scott D. Jackson
c/o Nassau Capital Funds, L.P.                 185 S. Elm Street
22 Chambers Street                             Denver, CO 80246
Princeton, NJ 08542
Attention:  Robert L. Honstein
Facsimile No.:  (609) 924-8887

Nassau Capital Funds L.P.                      John G. Sprengle
22 Chambers Street                             1727 E. Sunset Ridge Road
Princeton, NJ 08542                            Highlands Ranch, CO 80126
Attention:  Robert L. Honstein
Facsimile No.:  (609) 924-8887

NAS Partners I, L.L.C.                         Matthew H. Briger
c/o Nassau Capital Funds, L.P.                 517 Garfield Street
22 Chambers Street                             Denver, CO 80206
Princeton, NJ 08542
Attention:  Robert L. Honstein
Facsimile No.:  (609) 924-8887

John Markham Green                             Scott L. Gesell
15 East 91st Street, Apt.  10A                 1685 Muirfield Lane
New York, NY 10028                             Evergreen, CO 80439

Eugene Mercy, Jr.                              Stratton R. Smith
1111 Park Avenue                               778 13th Street
New York, NY 10128                             Boulder, CO 80302

                                       C-1

McMahon Investment Partnership, L.P.             R. Haynes Chidsey
c/o T. Gordon McMahon                            1435 Wazee Street #403
350 E. 79th Street, Apt. 37B                     Denver, CO 80202
New York, NY 10021-9209

Albert F. Hummel                                 Nicholas Campbell
P.O. Box 3407                                    77 Falcon Hills Drive
Rancho Santa Fe, CA 92067                        Highlands Ranch, CO 80126

Mercy 1995 Family Trust                          Scott Vanderhoofven
c/o Eugene Mercy, Jr.                            4453 W. Hinsdale Avenue
1111 Park Avenue                                 Littleton, CO 80128
New York, NY 10128-1234

Loyd I. Rinehart
8321 Fourth Street
Lubbock, TX 79416

                                       C-2

                                    EXHIBIT D

511 EQUITIES CORPORATION
C/O RACHEL KULUVA
590 FIFTH AVENUE, 19TH FLOOR
NEW YORK, NY  10036
PHONE:  (212) 403-2916

ANDREW AND ELAINE PESKY
10 EAST 53RD STREET
NEW YORK, NY  10022
PHONE:  (212) 889-6969

ARC II INVESTOR
CHARLES A. DAVIS
MARSH & MCCLENNAN RISK CAPITAL CORP.
20 HORSENECK LANE
GREENWICH, CT  06830

ARC VENTURES
C/O GREG GREEN
2911 TURTLE CREEK BLVD., STE. 1240
DALLAS, TX  75219-6252
PHONE:  (214) 522-8292

ARNO P. NIEMAND
777 - 15TH STREET
BOULDER, CO  80302
PHONE:  (303) 938-6866

BRITTANY RIDGE INVESTMENT PARTNERS, L.P
C/O JOHN J. OROS
280 HIGHLAND AVENUE
RIDGEWOOD, NJ  07450-4004
PHONE:  (201) 445-5066

BRUCE V. RAUNER
GTCR GOLDER RAUNER L.L.C.
6100 SEARS TOWER
CHICAGO, IL  60606
PHONE:  (847) 256-9018

CURTIS S. LANE
135 CENTRAL PARK WEST
NEW YORK, NY  10023
PHONE:  (212) 887-2113

                                       D-1

DANIEL J. SULLIVAN JR.
141 FOREST STREET
WELLESLEY, MA  02181
PHONE:  (617) 237-5507

DAVID LURIE
1050 FIFTH AVENUE
NEW YORK, NY  10028
PHONE:  (212) 427-3855

DAVID N. ROBERTS
ANGELO GORDON & CO.
245 PARK AVENUE, 26TH FLOOR
NEW YORK, NY  10167
PHONE:  (212) 692-2025

DAVID S. KRIVITSKY
220 EAST 72ND STREET, #26F
NEW YORK, NY  10021
PHONE:  (212) 794-2002

DEAN R. O'HARE
370 LAKE ROAD
FAR HILLS, NJ  07931

DEBORAH ROBERTS
515 WEST END AVENUE
NEW YORK, NY  10024
PHONE:  (212) 362-2323

DELANEY INVESTMENT PARTNERS LIMITED
C/O MIKE DELANEY
BCRS ASSOCIATES
67 WALL STREET
NEW YORK, NY  10005
PHONE:  (561) 747-1257

DENNIS AND CYNTHIA SUSKIND
136 E. 79TH ST. APT. 9
NEW YORK, NY  10021
PHONE:  (212) 472-9408

DONALD R.GANT
YOUNGS ROAD
NEW VERNON, NJ  07976
PHONE:  (212) 902-6202

                                       D-2

EDGELL STREET PARTNERS
C/O JAMES HARASIMOWICZ
210 CENTRAL PARK SOUTH #24B
NEW YORK, NY  10019
PHONE:  (212) 262-9697

EDWARD DUNAY
300 EAST 57TH ST., APT. 12D
NEW YORK, NY  10022
PHONE:  (212) 838-7563

EUGENE ATKINSON
RIPPLEWOOD HOLDINGS INC.
1 ROCKEFELLER CENTER, 32ND FLOOR
NEW YORK, NY  10020
PHONE:  (212) 218-2772

EUGENE MERCY, JR.
1111 PARK AVENUE
NEW YORK, NY  10128
PHONE:  (212) 407-3334

FARMER FAMILY TRUST
JOHN R. FARMER & TAWNA B. FARMER
TRUSTEES
2 MORRISON ROAD
P.O. BOX 1405
ROSS, CA  94957
PHONE:  (415) 456-3843

FAWPEAS L.P.
 ALAN D. & WENDY PESKY
59 EAST 54TH STREET, SUITE 42
NEW YORK, NY  10022
PHONE:  (212) 339-7745

FERN K. HURST
1060 FIFTH AVENUE
NEW YORK, NY  10128

FREDERICK GARONZIK
GOLDMAN SACHS
85 BROAD STREET
NEW YORK, NY  10004
PHONE:  (212) 902-8717

                                       D-3

GAMCO INVESTORS, INC.
MARIO J. GABELLI
GABELLI GROUP CAPITAL PARTNERS, INC.
ONE CORPORATE CENTER
RYE, NY  10580
PHONE:  (914) 921-5145

GARY D. AND KAREN A. ROSE
TRUSTEES FOR THE BENEFIT OF ADAM JAMES ROSE
AND ALEXANDER MARK ROSE
24 DRYDEN TERRACE
SHORT HILLS, NJ  07078
PHONE:  (212) 902-6114

GRANITE CAPITAL, L.P
C/O LLOYD MOSKOWITZ
126 E. 56TH STREET, 25TH FLOOR
NEW YORK, NY  10022
PHONE:  (212) 407-3344

GRANTOR TRUST FOR DANA E. TANG
C/O OSCAR TANG
NEW ENGLAND INVESTMENT CO.
600 FIFTH AVENUE, 8TH FLOOR
NEW YORK, NY  10020
PHONE:  (212) 830-5301

GRANTOR TRUST FOR KEVIN C. TANG
C/O OSCAR TANG
NEW ENGLAND INVESTMENT CO.
600 FIFTH AVENUE, 8TH FLOOR
NEW YORK, NY  10020
PHONE:  (212) 830-5301

GRANTOR TRUST FOR KRISTIN A. TANG
C/O OSCAR TANG
NEW ENGLAND INVESTMENT CO.
600 FIFTH AVENUE, 8TH FLOOR
NEW YORK, NY  10020
PHONE:  (212) 830-5301

                                       D-4

GRANTOR TRUST FOR TRACY L. TANG
C/O OSCAR TANG
NEW ENGLAND INVESTMENT CO.
600 FIFTH AVENUE, 8TH FLOOR
NEW YORK, NY  10020
PHONE:  (212) 830-5301

GREGORY STEPHEN PESKY
5344 JAMES AVENUE SOUTH
MINNEAPOLIS, MN  55419
PHONE:  (212) 339-7745

HEIDI PESKY WORCESTER
40 BLOOD STREET
LYME, CT  06371
PHONE:  (860) 434-6052

HENRY BARKHORN
1095 PARK AVENUE
NEW YORK, NY  10128
PHONE:  (212) 313-2491

HOWARD SILVERSTEIN
895 PARK AVENUE, APT. 9C
NEW YORK, NY  10021
PHONE:  (212) 902-6102

HOWARD P. BERKOWITZ
65 EAST 55TH STREET, 30TH FLOOR
NEW YORK, NY  10022
PHONE:  (212) 664-0990

INDIAN CREEK PARTNERS, LP
C/O DAVID C. CLAPP
GOLDMAN SACHS & CO.
85 BROAD STREET, 29TH FLOOR
NEW YORK, NY  10004
PHONE:  (212) 902-6445

INDOSUEZ ARC PARTNERS
C/O MICHAEL WALSH, ESQ.
666 THIRD AVENUE
NEW YORK, NY  10017
PHONE:  (646) 658-2000

                                       D-5

IRVING AND CAROL YOSKOWITZ
11517 HIGHLAND FARM ROAD
POTOMAC, MD  20854
PHONE:  (212) 902-0101

J.  RUSSELL BELLAMY
3504 DREXEL DRIVE
DALLAS, TX  75205
PHONE:  (214) 855-1060

JAMES E. HUNT
1111 PARK AVENUE
NEW YORK, NY 10128
PHONE: (212) 758-2800

JOANNE D. CORZINE
25 LENOX ROAD
SUMMIT, NJ 07901
PHONE: (212) 902-8281

JOEL AND HELEN PORTUGAL
30 E. 72ND STREET
NEW YORK, NY 10021
PHONE: (212) 744-0930

JOHN A. ROBERDS
ODYSSEY DIGITAL PRINTING
6935-A EAST 38TH
TULSA, OK 74 145
PHONE: (918) 660-0492

JOHN G. DUFFY
415 CRESTWOOD AVENUE
CRESTWOOD, NY 10707
PHONE: (212) 323-8300

JOHN MARKHAM GREEN
15 EAST 91ST STREET, APT. 10A
NEW YORK, NY 10028
PHONE: (212) 902-5240

JOSEPH E. ROBERT JR.
1288 BALLANTRAE FARM DRIVE
MACLEAN, VA 22101
PHONE: (703) 506-0560

                                       D-6

JOSEPH ELLIS
GOLDMAN SACHS
530 EAST 86TH STREET
NEW YORK, NY 10028
PHONE: (212) 902-6766

JOSEPH P. AND BEATRICE L. RICCARDO
311 SWEETBRIAR COURT
FRANKLIN LAKES, NJ 07417

JUDITH BERKOWITZ
C/O HPB ASSOCIATES, L.P.
65 EAST 55TH STREET, 30TH FLOOR
NEW YORK, NY 10022
PHONE: (212) 664-0990

KATHRYN BRIGER
200 EAST 65TH STREET
200 EAST 65TH STREET
PHONE: (212) 339-2824

KENDRICK R. WILSON III
161 CANTITOE ROAD
KATONAH, NY 10536
PHONE: (212) 902-8655

LAURA T. TRAPHAGEN
HA' PENNY HOUSE
VAN BEUREN ROAD
MORRISTOWN, NJ 07960
PHONE: (973) 455-0666

LAWRENCE E. AND VALERIE C. UHL
1370 OLD MILL ROAD
SAN MARINO, CA 91 108

LEWIS M. EISENBERG
GRANITE CAPITAL INTERNATIONAL GROUP
126 E. 56TH STREET, 25TH FLOOR
NEW YORK, NY 10022
PHONE: (212) 407-3338

MARY KONG
375 S. END AVE #30E
NEW YORK, NY 10280
PHONE: (212) 306-1364

                                       D-7

MCMAHON INVESTMENT PARTNERS, L.P.
C/O T. GORDON MCMAHON
350 E. 79TH STREET, APT. 37B
NEW YORK, NY 10021 -9209
PHONE: (212) 407-5277

MERCY FOUNDATION
C/O EUGENE MERCY, JR.
1111 PARK AVENUE
NEW YORK, NY 10128-1234
PHONE: (212) 407-3334

MICHAEL AINSLIE
415 SEA SPRAY AVENUE
PALM BEACH, FL 33480
PHONE: (203) 86 1-6635

MICHAEL J. MOSS
258 SOUNDVIEW AVENUE
WHITE PLAINS, NY 10606
PHONE: (914) 694-5851

MOBILECOURT PARTNERS I
C/O IRV FLINN, ESQ.
SULLIVAN & CROMWELL
125 BROAD STREET
NEW YORK, NY 10004
PHONE: (212) 558-3922

MOBILECOURT PARTNERS II
C/O IRV FLINN, ESQ.
SULLIVAN & CROMWELL
125 BROAD STREET
NEW YORK, NY 10004
PHONE: (212) 558-3922

MOBILECOURT PARTNERS III
C/O IRV FLINN, ESQ.
SULLIVAN & CROMWELL
125 BROAD STREET
NEW YORK, NY 10004
PHONE: (212) 558-3922

                                       D-8

NTP PARTNERS
ANTHONY ITTLESON
C/O HENNAN HOLDING CORP.
111 GREAT NECK ROAD
NEW YORK, NY 11021
PHONE: (212) 838-7557

OSCAR L. TANG
NEW ENGLAND INVESTMENT CO.
600 FIFTH AVENUE, 8TH FLOOR
NEW YORK, NY 10021
PHONE: (212) 830-5301

PARK PARTNERS II
C/O MARC WOLINSKY
WACHTELL, LIPTON, ROSEN & KATZ
51 WEST 52ND STREET
NEW YORK, NY 10019
PHONE: (212) 403-1226

PETER FAHEY
GOLDMAN, SACHS & CO.
85 BROAD STREET, 2ND FLOOR
NEW YORK, NY 10004
PHONE: (516) 883-8584

PETER L. BRIGER
FORTRESS INVESTMENT GROUP
1301 AVENUE OF THE AMERICAS
42ND FLOOR
NEW YORK, NY 10019

QUIDNET INVESTMENT PARTNERS, L.P.
C/O ALAN A. SHUCH
MANAGING GENERAL PARTNER
145 FOREST DRIVE
SHORT HILLS, NJ 07078
PHONE: (973) 379-6979

                                       D-9

RICHARD D. REISS JR. AND BONNIE REISS,
JTWROS
100 1 PARK AVENUE
NEW YORK, NY 10028
PHONE: (212) 536-9720

RICHARD T. PRATT
1694 SOUTH MOHAWK WAY
SALT LAKE CITY, UT 84108

RICHARD W. & CATHERINE E. HERBST
12 GAP VIEW ROAD
SHORT HILLS, NJ 07078
PHONE: (212) 339-0160

ROBERT CENCI
45 OVERLOOK DRIVE
GREENWICH, CT 06830
PHONE: (203) 625-9376

ROBERT E. MNUCHIN
218 NETTLETON HOLLOW ROAD
WASHINGTON, CT 06793
PHONE: (203) 868-9466

ROBERT J. HURST
GOLDMAN SACHS & CO.
85 BROAD STREET, 30TH FLOOR
NEW YORK, NY 10004
PHONE: (212) 902-5262

ROBERT L. CALLENDER, REVOCABLE TRUST
201 SOMERSET AVENUE
SOUTHAMPTON, NY 11968
PHONE: (631) 283-7210

ROBERT N. DOWNEY
GOLDMAN SACHS & CO.
85 BROAD STREET, 2ND FLOOR
NEW YORK, NY 10004
PHONE: (212) 902-6407

ROBERT YEDID
PELHAM AVENUE
SANDS POINT, NY 11050

                                      D-10

ROSS E. TRAPHAGEN
VAN BEUREN ROAD
MORRISTOWN, NJ 07960
PHONE: (407) 546-72 10

ROY ANDERES
60 CULVER STREET
SOUTHAMPTON, NY 11968

SALLY GORDON
1080 FIFTH AVENUE, APT. 14B
NEW YORK, NY 10128

STEVEN MALKENSON
17 WEST 67TH STREET, #9F
NEW YORK, NY 10023
PHONE: (212) 874-6764

SUSAN MERCY
1111 PARK AVE
NEW YORK, NY 10128
PHONE: (212) 407-3334

TANAVON CORPORATION
C/O OSCAR TANG
600 FIFTH AVENUE, 8TH FLOOR
NEW Y ORK, NY 10021
PHONE: (212) 830-5301

THOMAS I. UNTERBERG
C.E. UNTERBERG, TOWBIN
350 MADISON AVENUE, 10TH FLOOR
NEW YORK, NY 10017
PHONE: (212) 389-8005

THOMAS MENDELL
J.P. MORGAN PARTNERS
1221 AVENUE OF THE AMERICAS
NEW YORK, NY 10020-0180
PHONE: (212) 899-3448
EMAIL: TOM.MENDELL@CHASECAPITAL.COM

                                      D-11

THOMAS RHODES
C/O NATIONAL REVIEW
215 LEXINGTON AVENUE, 4TH FLOOR
NEW YORK, NY 10016
PHONE: (212) 213-9380

TODD AND GRETCHEN ZELEK
2000 ASHBOURNE DRIVE
S. PASADENA, CA 91030
PHONE: (213) 362-2550

TODD J. ZELEK
2000 ASHBOURNE DRIVE
S. PASADENA, CA 91030
PHONE: (213) 362-2550

TRUST FOR BENEFIT OF GREGORY S. PESKY
C/O A.D. PESKY COMPANY
437 MADISON AVENUE, 36TH FLOOR
NEW YORK, NY 10022
PHONE: (212) 339-7745

TRUST FOR BENEFIT OF HEIDI PESKY WORCESTER
C/O A.D. PESKY COMPANY
437 MADISON AVENUE, 36TH FLOOR
NEW YORK, NY 10022
PHONE: (212) 339-7745

VICTOR WRIGHT
GOLDMAN, SACHS & CO.
ONE NEW YORK PLAZA, 45TH FLOOR
NEW YORK, NY 10004
PHONE: (212) 902-0101

WALTER HARRISON III
GRANITE CAPITAL
126 E. 56TH STREET, 25TH FLOOR
NEW YORK, NY 10022
PHONE: (212) 407-3338

WATCHUNG ROAD ASSOCIATES, L.P.
ATTN: LEON COOPERMAN
45 WATCHUNG ROAD
SHORT HILLS, NJ 07078
PHONE: (201) 379-6282

                                      D-12

WILLIAM H. INGRAM AND CATHY M. BRIENZA
C/O SUTTON CAPITAL ASSOCIATES, INC.
ONE ROCKEFELLER PLAZA, SUITE 3300
NEW YORK, NY 10020-2
PHONE: (212) 218-4351 102

WILLIAM INGRAM
SUTTON CAPITAL ASSOCIATES, INC.
ONE ROCKEFELLER PLAZA, SUITE 3300
NEW YORK, NY 10020-2 102
PHONE: (212) 218-4351

WILLIAM MALKENSON
PMB #442
4132 S. RAINBOW BLVD.
LAS VEGAS, NV 89103
PHONE: (702) 247-9047

                                      D-13